EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Cutera, Inc.

Ron Santilli

Chief Financial Officer

415-657-5500

Investor Relations

John Mills

ICR, Inc.

646-277-1254

john.mills@icrinc.com

Cutera Reports First Quarter 2016 Results

●	Revenue Increased 18% to $22.4 million
●	Seventh Consecutive Quarter of Double-Digit Revenue Growth

BRISBANE, California, May 2, 2016 ─ Cutera, Inc. (NASDAQ: CUTR) (“Cutera” or the “Company”), a leading provider of laser and energy-based aesthetic systems for practitioners worldwide, today reported financial results for the first quarter ended March 31, 2016.

Key operating highlights and financial performance for the first quarter of 2016, when compared to the first quarter of 2015, were as follows:

●	Revenue increased 18% to $22.4 million, with strength in product revenue growth in North America. All key products showed growth, with improved average selling price across the product portfolio;
●

Gross Margin increased by 310 basis points to 56%. This improvement resulted primarily from the leverage of our manufacturing costs, higher selling prices, and reduced costs of our recently introduced products;

●	GAAP Net Loss was $2.1 million, representing a $1.6 million improvement from the $3.6 million loss from the first quarter of 2015;
●	Non-GAAP* Net Loss was $479,000, after adjusting for $1.6 million of non-cash expenses related to stock-based compensation, depreciation and amortization of intangibles;
●	Repurchased 28,013 shares of our common stock for $305,000 from our additional $10 million board-approved stock repurchase program.

Kevin Connors, President and Chief Executive Officer of Cutera, stated, “We experienced our seventh consecutive quarter of double-digit revenue growth, including improvements in gross margin and operating expenses. Our financial performance in the first quarter has the Company on track with our previously stated goals, which include profitability in the current year.”

Product revenue grew by $3.3 million, or 59%, in North America. From a product perspective, the Company experienced strong revenue contributions from all major product lines, including newly released enlightenTM and excel HRTM, with higher ASPs. Our industry gold standard vascular platform, excel VTM, in particular, showed significant growth in both revenue volume and strengthened selling price.

“During the first quarter we attended the American Academy of Dermatology meeting and introduced another technological advancement to the enlighten platform. This innovative solution will incorporate a third visible red wavelength, 670nm, resulting in greater clinical capabilities for our customers. We believe our continued commitment to advancing our technology will provide physicians expanded treatment options. The enlighten 670nm technology has received CE Mark approval for the removal of benign pigmented lesions and multi-colored tattoos, and is currently pending 510(k) clearance for benign pigmented lesions by the FDA.

“We are on track with our plan in 2016 and are encouraged with market trends. The Company is well positioned for expanding revenue throughout 2016 as well as improved financial performance,” concluded Mr. Connors.

Non-GAAP Income Statement Measures (Unaudited)

*To supplement our condensed consolidated financial statements presented in accordance with Generally Accepted Accounting Principles, or GAAP, Cutera has provided certain Non-GAAP measures for the statement of operations and net loss per diluted share, which exclude non-cash expenses for stock-based compensation, depreciation and amortization of intangibles. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management believes that the adjusted financial results are more reflective of the measures on how management evaluates the results of operations, as well as is comparable to similar measures used by other companies.

Conference Call

The conference call to discuss these results is scheduled to begin at 2:00 p.m. PST (5:00 p.m. EST) on May 2, 2016. Participating in the call will be Kevin Connors, President and Chief Executive Officer, and Ron Santilli, Executive Vice President and Chief Financial Officer. The call will be broadcast live over the internet hosted at the Investor Relations section of Cutera's website — http://ir.cutera.com/phoenix.zhtml?c=130892&p=irol-eventDetails&EventId=5224249 — and will be archived online within one hour of its completion through 8:59 p.m. PST (11:59 p.m. EST) on May 16, 2016. In addition, you may call 1-877-705-6003 to listen to the live broadcast.

About Cutera, Inc.

Brisbane, California-based Cutera is a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide. Since 1998, Cutera has been developing innovative, easy-to-use products that enable physicians and other qualified practitioners to offer safe and effective aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning Cutera's plans to introduce and commercialize new products, ability to increase revenue, reduce expenses, improve financial results, grow the Company’s market share, realize benefits from additional investment, improve gross margins and profitability, penetrate the market, generate cash from operations, plans for stock repurchases and statements regarding long-term prospects and opportunities in the laser and other energy-based equipment aesthetic market, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera's actual results to differ materially from the statements contained herein. Potential risks and uncertainties that could affect Cutera's business and cause its financial results to differ materially from those contained in the forward-looking statements include those related to the Company’s efforts to improve sales productivity, hire and retain qualified sales representatives, improve revenue growth, gross margins and profitability through leveraging operating expenses; the Company’s ability to successfully develop and launch new products and applications and market them to both its installed base and new customers; unforeseen events and circumstances relating to the Company’s operations; government regulatory actions; and those other factors described in the section entitled, “Risk Factors” in its most recent Form 10-Q as filed with the Securities and Exchange Commission on May 2nd, 2016. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events. Cutera's financial performance for the first quarter ended March 31, 2016, as discussed in this release, is preliminary and unaudited, and subject to adjustment.

CUTERA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31,	December 31,	March 31,
	2016	2015	2015
Assets
Current assets:
Cash and cash equivalents	$6,265	$10,868	$13,462
Marketable investments	38,184	37,539	62,595
Cash, cash equivalents and marketable investments	44,449	48,407	76,057

Accounts receivable, net	11,168	11,669	10,400
Inventories	13,475	12,078	11,855
Deferred tax asset	-	-	26
Other current assets and prepaid expenses	1,953	1,675	1,699
Total current assets	71,045	73,829	100,037

Property and equipment, net	1,428	1,473	1,545
Deferred tax asset, net of current portion	376	350	291
Intangibles, net	87	143	450
Goodwill	1,339	1,339	1,339
Other long-term assets	419	384	362
Total assets	$74,694	$77,518	$104,024

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,570	$1,959	$2,855
Accrued liabilities	11,079	13,834	8,946
Deferred revenue	8,836	8,638	8,971
Total current liabilities	22,485	24,431	20,772

Deferred revenue, net of current portion	1,986	2,287	3,714
Income tax liability	127	182	167
Other long-term liabilities	507	584	798
Total liabilities	25,105	27,484	25,451

Stockholders' equity	49,589	50,034	78,573
Total liabilities and stockholders' equity	$74,694	$77,518	$104,024

CUTERA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31,	March 31,
	2016	2015
Net revenue	$22,423	$19,071
Cost of revenue	9,949	9,052
Gross profit	12,474	10,019
Gross margin %	56%	53%

Operating expenses:
Sales and marketing	8,716	8,187
Research and development	2,709	2,445
General and administrative	3,220	2,989
Total operating expenses	14,645	13,621
Loss from operations	(2,171)	(3,602)
Interest and other income, net	144	8
Loss before income taxes	(2,027)	(3,594)
Provision for income taxes	24	50
Net loss	$(2,051)	$(3,644)

Net loss per share:
Basic and diluted	$(0.16)	$(0.25)

Weighted-average number of shares used in per share calculations:
Basic and diluted	13,010	14,611

CUTERA, INC.

RECONCILIATION OF GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

TO NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31, 2016
	GAAP	Adjustments		Non-GAAP*
Net revenue	$22,423	$—		$22,423
Cost of revenue	9,949	(249)	(a)	9,700
Gross profit	12,474	249		12,723
Gross margin %	56%			57%

Operating expenses:
Sales and marketing	8,716	(498)	(b)	8,218
Research and development	2,709	(190)	(c)	2,519
General and administrative	3,220	(635)	(d)	2,585
Total operating expenses	14,645	(1,323)		13,322
Income (loss) from operations	(2,171)	1,572		(599)
Interest and other income, net	144	—		144
Income (loss) before income taxes	(2,027)	1,572		(455)
Provision for income taxes	24	—		24
Net income (loss)	$(2,051)	$1,572		$(479)

Net income (loss) per share:
Basic and diluted	$(0.16)	$0.12		$(0.04)

Weighted-average number of shares used in per share calculations:
Basic and diluted	13,010	13,010		13,010

* Fiscal first quarter 2016 Non-GAAP results exclude the effect of the below mentioned adjustments.

a) Adjustment of $249,000 included a non-cash charge of $108,000 related to depreciation and amoritizaiton expense and $141,000 of stock based compensation expense.

b) Adjustment of $498,000 included a non-cash charge of $122,000 related to depreciation expense and $376,000 of stock based compensation expense.

c) Adjustment of $190,000 included a non-cash charge of $10,000 related to depreciation expense and $180,000 of stock based compensation expense.

d) Adjustment of $635,000 included a non-cash charge of $635,000 of stock based compensation expense.

CUTERA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended
	March 31,	March 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(2,051)	$(3,644)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	1,332	961
Depreciation and amortization	240	327
Other	12	106
Changes in assets and liabilities:
Accounts receivable	472	737
Inventories	(1,397)	(867)
Accounts payable	611	(228)
Accrued liabilities	(2,758)	(2,781)
Deferred revenue	(103)	(559)
Other	(402)	(66)
Net cash used in operating activities	(4,044)	(6,014)

Cash flows from investing activities:
Acquisition of property, equipment and software	(97)	(407)
Net change in marketable investments	(624)	8,689
Net cash provided by (used in) investing activities	(721)	8,282

Cash flows from financing activities:
Repurchases of common stock	(279)	(4,550)
Proceeds from exercise of stock options and employee stock purchase plan	511	6,002
Payments on capital lease obligations	(70)	(61)
Net cash provided by financing activities	162	1,391

Net increase (decrease) in cash and cash equivalents	(4,603)	3,659
Cash and cash equivalents at beginning of period	10,868	9,803
Cash and cash equivalents at end of period	$6,265	$13,462

CUTERA, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(in thousands, except percentage data)

(unaudited)

	Three Months Ended		% Change
	Q1	Q1	Q1 '16 Vs
	2016	2015	Q1 '15
Revenue By Geography:
United States	$11,054	$7,792	+42%
International	11,369	11,279	+1%
	$22,423	$19,071	+18%
International as a percentage of total revenue	51%	59%

Revenue By Product Category:
Products
-North America	$9,024	$5,677	+59%
-Rest of the World	7,489	7,561	-1%
Total Products	16,513	13,238	+25%
Service	4,467	4,368	+2%
Hand Piece Refills	564	764	-26%
Skincare	879	701	+25%
	$22,423	$19,071	+18%

	Three Months Ended
	Q1	Q1
	2016	2015
Pre-tax Stock-Based Compensation Expense:
Cost of revenue	$141	$103
Sales and marketing	376	185
Research and development	180	182
General and administrative	635	491
	$1,332	$961